C:\personalaggvalgraph
Dreyfus Aggressive Value Fund                     August 31, 1998

Comparison of change in value of $10,000 investment in Dreyfus Aggressive Value Fund with the Wilshire Midcap Value Index, the Wilshire Large Company Value Index and the Standard & Poor's 500 Composite Stock Price Index


EXHIBIT A
             Dreyfus     Wilshire      Wilshire       S&P's   500
             Aggressive  Midcap        Large          Composite
Period       Value       Company       Company        Stock Price
             Fund        Value Index   Value Index    Index
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9/29/95      10,000      10,000        10,000          10,000
8/31/96      16,100      10,793        11,259          11,391
8/31/97      23,114      14,436        15,264          16,019
8/31/98      19,180      13,453        15,599          17,320

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* Source: Lipper Analytical Services, Inc.

Average Annual Total Returns

          One Year Ended           From Inception (9/29/95)
          August 31, 1998          to August 31, 1998
          (17.02%)                 24.99%